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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

 We consent to the incorporation by reference in Registration Statements Nos. 333-46434 and 333-45373 of PHH Corporation (a wholly-owned subsidiary of Cendant Corporation) on Form S-3 of our report dated February 25, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph with respect to the adoption of the fair value method of accounting for stock-based compensation and the consolidation provisions for variable interest entities in 2003, the non-amortization provisions for goodwill and other indefinite-lived intangible assets in 2002, and the modification of the accounting treatment relating to securitization transactions and the accounting for derivative instruments and hedging activities in 2001) appearing in this Annual Report on Form 10-K of PHH Corporation for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
February 25, 2004

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  Exhibit 23
INDEPENDENT AUDITORS' CONSENT